Exhibit 99.1

P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2015 Financial Results
Revenues Grow 48%; Company Adds More than 500 New Customers

SAN FRANCISCO - November 20, 2014 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal third quarter ended October 31, 2014.

Third Quarter 2015 Financial Highlights

•	Total revenues were $116.0 million, up 48% year-over-year.

•	License revenues were $71.8 million, up 41% year-over-year.

•	GAAP operating loss was $48.3 million; GAAP operating margin was negative 41.6%.

•	Non-GAAP operating income was $2.7 million; non-GAAP operating margin was 2.3%.

•	GAAP net loss per share was $0.40; non-GAAP net income per share was $0.02.

•	Operating cash flow was $24.2 million with free cash flow of $20.2 million.

“This quarter we released new versions of all of our core products, offered new solutions for mobile, wire, mainframe and sensor data, and strengthened our market teams,” said Godfrey Sullivan, Chairman and CEO. “We welcomed over 500 new customers, saw growth in all of our core markets — with the growth in security especially notable — and we had our best quarter yet with Splunk Cloud.”

Third Quarter 2015 and Recent Business Highlights

Customers:

•	Signed more than 500 new enterprise customers, ending the quarter with more than 8,400 customers worldwide.

•
New and Expansion Customers Include: Abacus International Pte Ltd. (Singapore), ADP, AT&T, Beth Israel Deaconess Medical Center, Boeing Employees Credit Union, Cembra Money Bank (Switzerland), Chicago Public Schools, Cisco Systems, Comcast, Consolidated Edison, Dell, 1-800-FLOWERS.COM, Inc., Global Blue Austria GmbH, Hospital Corporation of America, Intermedia, Johns Hopkins University Applied Physics Lab, KeyBank, M2 Telecommunications Group (Australia), Oppenheimer & Co. Inc., Orrstown Bank, SAP, SFR (France), Shazam (United Kingdom), State of New Mexico, The Warehouse Group (New Zealand), University of Lyon (France), U.S. Department of Energy, U.S. Department of Health and Human Services, Valve Corporation, Weight Watchers and Zulily.

Product:

•
Announced the general availability (GA) of Splunk Enterprise 6.2, the latest version of the award-winning platform for machine data, to deliver improved scalability and extend powerful Splunk analytics to a broader number of users.

•	Announced the GA of Hunk 6.2 to extend the power of exploratory analytics and enable all professionals to easily unlock the business value of data in Hadoop and NoSQL data stores.

•	Announced the availability of Hunk priced on an hourly basis, directly from the Amazon Elastic MapReduce (Amazon EMR) console.

•
Announced the GA of Splunk MINT Express and the beta program for Splunk MINT Enterprise, the first new products from the acquisition of BugSense, to empower customers to gain greater Operational Intelligence from mobile apps.

•	Announced the industry’s first 100 percent uptime service level agreement for Splunk Cloud and a free Splunk Online Sandbox to give customers a trial experience of Splunk Cloud within minutes.

•	Announced the GA of the Splunk App for Stream to capture real-time streaming wire data to support app management, IT operations, security and business analytics.

Strategic and Channel Partners:

•	Announced Kepware’s Industrial Data Forwarder for Splunk to help customers realize greater value from industrial systems including SCADA Systems.

Splunk Inc. | www.splunk.com

Recognition:

•	Won the 2014 NetworkWorld Asia Readers’ Choice Award for Best Big Data Solution for Splunk Enterprise.

•	Named one of 17 Hot Companies to Watch by Federal Computer Week.

Appointments:

•	Appointed Mark Carges, Splunk Board of Directors.

•	Appointed Marc Olesen, Senior Vice President and General Manager, Cloud Solutions.

•	Appointed Rick Fitz, Vice President, IT Markets.

•	Promoted Haiyan Song to Senior Vice President, Security Markets.

.Conf:

•	Hosted a record number of customers and partners at this year’s .conf2014 with 80+ customer presentations across use cases and industries.

Financial Outlook
The company is providing the following guidance for its fiscal fourth quarter 2015 (ending January 31, 2015):

•	Total revenues are expected to be between $135 million and $137 million.

•	Non-GAAP operating margin is expected to be between 4% and 5%.

The company is updating its previous guidance for its fiscal year 2015 (ending January 31, 2015):

•	Total revenues are expected to be between $438 million and $440 million (was $423 million and $428 million per prior guidance provided on August 28, 2014).

•	Non-GAAP operating margin is expected to be between 1% and 2% (was previously approximately 1% per prior guidance provided on August 28, 2014).

The Company is providing the following guidance for its fiscal year 2016 (ending January 31, 2016):

•	Total revenues are expected to total approximately $575 million.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, ground lease expense related to a build-to-suit lease obligation, impairment of a long-lived asset and acquisition-related costs.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter 2015 and fiscal year-to-date 2015 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through November 27, 2014 by dialing (855) 859-2056 and referencing Conference ID 32818367.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter and fiscal year 2015 and Splunk’s revenue target for the company’s fiscal year 2016 in the paragraphs under “Financial Outlook” above and other statements regarding momentum in the company’s business, increasing customer adoption, expected success from product and service investments and innovations, expected benefits from new product offerings, expected profitability and growth strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Splunk Inc. | www.splunk.com

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2014, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) provides the leading software platform for real-time Operational Intelligence. Splunk® software and cloud services enable organizations to search, monitor, analyze and visualize machine-generated big data coming from websites, applications, servers, networks, sensors and mobile devices. More than 8,400 enterprises, government agencies, universities and service providers in more than 100 countries use Splunk software to deepen business and customer understanding, mitigate cybersecurity risk, prevent fraud, improve service performance and reduce cost. Splunk products include Splunk® Enterprise, Splunk Cloud™, Hunk®, Splunk MINT Express™ and premium Splunk Apps. To learn more, please visit http://www.splunk.com/company.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Storm, SPL, Splunk MINT Express and Splunk MINT Enterprise are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2014 Splunk Inc. All rights reserved.

For more information, please contact:
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2014	2013	2014	2013
Revenues
License	$71,754	$50,873	$185,109	$130,230
Maintenance and services	44,275	27,760	118,374	72,483
Total revenues	116,029	78,633	303,483	202,713
Cost of revenues
License	535	84	685	229
Maintenance and services [5]	17,045	10,441	46,153	24,398
Total cost of revenues [1,2,3]	17,580	10,525	46,838	24,627
Gross profit	98,449	68,108	256,645	178,086
Operating expenses
Research and development [6]	39,534	18,961	103,455	49,635
Sales and marketing	85,720	53,052	236,776	138,999
General and administrative [4]	21,446	12,917	75,125	35,275
Total operating expenses [1,2,3]	146,700	84,930	415,356	223,909
Operating loss	(48,251)	(16,822)	(158,711)	(45,823)
Interest and other income (expense), net
Interest income, net	199	55	492	174
Other income (expense), net	(52)	(283)	(326)	(459)
Total interest and other income (expense), net	147	(228)	166	(285)
Loss before income taxes	(48,104)	(17,050)	(158,545)	(46,108)
Income tax provision (benefit) [7]	447	(500)	1,543	269
Net loss	$(48,551)	$(16,550)	$(160,088)	$(46,377)

Basic and diluted net loss per share	$(0.40)	$(0.16)	$(1.35)	$(0.45)

Weighted-average shares used in computing basic and diluted net loss per share	120,331	106,008	118,895	104,063
______________________________________

[1] Includes amortization of acquired intangible assets as follows:
Cost of revenues	$703	$82	$2,093	$82
Research and development	569	12	707	12
Sales and marketing	150	42	447	42

[2] Includes stock-based compensation expense as follows:
Cost of revenues	$4,039	$1,165	$11,653	$2,735
Research and development	15,352	4,405	41,517	10,995
Sales and marketing	21,075	5,947	61,458	15,425
General and administrative	7,770	2,815	36,357	6,969

[3] Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$111	$53	$344	$97
Research and development	327	86	1,649	277
Sales and marketing	387	315	1,668	907
General and administrative	267	237	1,160	576

[4] Includes ground lease expense related to build-to-suit obligation	$222	$—	$444	$—

[5] Includes charge related to impairment of long-lived asset	$—	$2,128	$—	$2,128

[6] Includes acquisition-related costs	$—	$408	$—	$408

[7] Includes a partial release of the valuation allowance due to acquisition	$—	$(747)	$—	$(747)

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2014	January 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$329,553	$897,453
Investments, current portion	466,835	—
Accounts receivable, net	82,550	83,348
Prepaid expenses and other current assets	13,495	12,019
Total current assets	892,433	992,820
Investments, non-current	160,923	—
Property and equipment, net	43,236	15,505
Intangible assets, net	11,546	12,294
Goodwill	19,070	19,070
Other assets	2,000	642
Total assets	$1,129,208	$1,040,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,830	$2,079
Accrued payroll and compensation	48,481	43,876
Accrued expenses and other liabilities	23,461	12,743
Deferred revenue, current portion	180,131	149,156
Total current liabilities	254,903	207,854
Deferred revenue, non-current	49,146	43,165
Other liabilities, non-current	27,265	4,404
Total non-current liabilities	76,411	47,569
Total liabilities	331,314	255,423
Stockholders’ equity
Common stock	121	116
Accumulated other comprehensive income (loss)	(205)	58
Additional paid-in capital	1,127,773	954,441
Accumulated deficit	(329,795)	(169,707)
Total stockholders’ equity	797,894	784,908
Total liabilities and stockholders’ equity	$1,129,208	$1,040,331

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2014	2013	2014	2013
Cash Flows From Operating Activities
Net loss	$(48,551)	$(16,550)	$(160,088)	$(46,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,430	1,620	8,968	4,500
Amortization of investment premiums	316	—	452	—
Stock-based compensation	48,236	14,332	150,985	36,124
Deferred income taxes	(280)	(1,068)	(793)	(1,188)
Excess tax benefits from employee stock plans	(240)	(271)	(1,108)	(539)
Impairment of long-lived asset	—	2,128	—	2,128
Changes in operating assets and liabilities
Accounts receivable, net	(12,712)	(13,249)	798	9,953
Prepaid expenses, other current and non-current assets	(3,533)	3,843	(2,041)	366
Accounts payable	654	414	1,045	267
Accrued payroll and compensation	11,269	8,767	4,605	2,532
Accrued expenses and other liabilities	3,334	(159)	12,673	5,220
Deferred revenue	22,282	13,510	36,956	26,433
Net cash provided by operating activities	24,205	13,317	52,452	39,419
Cash Flow From Investing Activities
Purchases of investments	(387,324)	—	(691,277)	—
Maturities of investments	48,000	—	63,000	—
Acquisitions, net of cash acquired	—	(8,958)	(2,500)	(8,958)
Purchases of property and equipment	(4,054)	(4,035)	(11,200)	(7,265)
Net cash used in investing activities	(343,378)	(12,993)	(641,977)	(16,223)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	3,387	6,342	12,805	18,865
Excess tax benefits from employee stock plans	240	271	1,108	539
Proceeds from employee stock purchase plan	—	—	8,355	6,076
Taxes paid related to net share settlement of equity awards	—	(2,239)	—	(2,752)
Payment related to build-to-suit lease obligation	—	—	(523)	—
Net cash provided by financing activities	3,627	4,374	21,745	22,728
Effect of exchange rate changes on cash and cash equivalents	(299)	83	(120)	32
Net increase (decrease) in cash and cash equivalents	(315,845)	4,781	(567,900)	45,956
Cash and cash equivalents at beginning of period	645,398	347,114	897,453	305,939
Cash and cash equivalents at end of period	$329,553	$351,895	$329,553	$351,895

Splunk Inc. | www.splunk.com

 SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation table): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, ground lease expense related to a build-to-suit lease obligation, impairment of a long-lived asset, acquisition-related costs and the partial release of the valuation allowance due to acquisition. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes the non-cash charge for previously capitalized Storm research and development expense (reflected as an impairment of a long-lived asset) as a result of its strategic decision to start making its Storm product available at no cost to customers, a decision that Splunk expects to be infrequent in nature. Splunk also excludes acquisition-related costs, amortization of acquired intangible assets and ground lease expense related to its build-to-suit lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Splunk further excludes the partial release of the valuation allowance due to acquisition from non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is also considered by management to be outside Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2014	2013	2014	2013
Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$24,205	$13,317	$52,452	$39,419
Less purchases of property and equipment	(4,054)	(4,035)	(11,200)	(7,265)
Free cash flow (Non-GAAP)	$20,151	$9,282	$41,252	$32,154
Net cash used in investing activities	$(343,378)	$(12,993)	$(641,977)	$(16,223)
Net cash provided by financing activities	$3,627	$4,374	$21,745	$22,728
Gross margin reconciliation:
GAAP gross margin	84.8%	86.6%	84.6%	87.9%
Stock-based compensation expense	3.5	1.5	3.8	1.3
Employer payroll tax on employee stock plans	0.1	0.1	0.1	—
Amortization of acquired intangible assets	0.6	0.1	0.7	—
Impairment of long-lived asset	—	2.7	—	1.0
Non-GAAP gross margin	89.0%	91.0%	89.2%	90.2%
Operating income (loss) reconciliation:
GAAP operating loss	$(48,251)	$(16,822)	$(158,711)	$(45,823)
Stock-based compensation expense	48,236	14,332	150,985	36,124
Employer payroll tax on employee stock plans	1,092	691	4,821	1,857
Amortization of acquired intangible assets	1,422	136	3,247	136
Impairment of long-lived asset	—	2,128	—	2,128
Acquisition-related costs	—	408	—	408
Ground lease expense related to build-to-suit lease obligation	222	—	444	—
Non-GAAP operating income (loss)	$2,721	$873	$786	$(5,170)
Operating margin reconciliation:
GAAP operating margin	(41.6)%	(21.4)%	(52.3)%	(22.6)%
Stock-based compensation expense	41.6	18.2	49.8	17.8
Employer payroll tax on employee stock plans	0.9	0.9	1.6	0.9
Amortization of acquired intangible assets	1.2	0.2	1.1	0.1
Impairment of long-lived asset	—	2.7	—	1.0
Acquisition-related costs	—	0.5	—	0.2
Ground lease expense related to build-to-suit lease obligation	0.2	—	0.1	—
Non-GAAP operating margin	2.3%	1.1%	0.3%	(2.6)%
Net income (loss) reconciliation:
GAAP net loss	$(48,551)	$(16,550)	$(160,088)	$(46,377)
Stock-based compensation expense	48,236	14,332	150,985	36,124
Employer payroll tax on employee stock plans	1,092	691	4,821	1,857
Amortization of acquired intangible assets	1,422	136	3,247	136
Impairment of long-lived asset	—	2,128	—	2,128
Acquisition-related costs	—	408	—	408
Ground lease expense related to build-to-suit lease obligation	222	—	444	—
Partial release of the valuation allowance due to acquisition	—	(747)	—	(747)
Non-GAAP net income (loss)	$2,421	$398	$(591)	$(6,471)
Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted-average shares used in computing GAAP basic net loss per share	120,331	106,008	118,895	104,063
Effect of dilutive securities: Employee stock awards	6,541	12,117	—	—
Weighted-average shares used in computing Non-GAAP basic and diluted net income (loss) per share	126,872	118,125	118,895	104,063
GAAP basic and diluted net loss per share	$(0.40)	$(0.16)	$(1.35)	$(0.45)
Non-GAAP basic and diluted net income (loss) per share	$0.02	$0.00	$(0.00)	$(0.06)

Splunk Inc. | www.splunk.com